Exhibit 99.1

NEWS RELEASE RARE ELEMENT RESOURCES LTD.

OTCQB: REEMF January 5, 2024 Ref: 01-2024

Rare Element Resources Announces Plans for Management Change

January 5, 2024 – Littleton, Colorado – Rare Element Resources Ltd. (the “Company” or “RER”) (OTCQB: REEMF) announces that its President and Chief Executive Officer Brent Berg, has notified the Company that he will resign his position effective April 2, 2024, or earlier at the discretion of the RER Board of Directors (the “Board”). Mr. Berg, who has held that position since November 1, 2022, advised the Company that he will be moving to a new opportunity outside of the rare earth industry. Mr. Berg will also resign from the Board effective on the same date.

Gerald Grandey, Chairman of the Board stated, “We are very appreciative of the fine work by Brent and the team in progressing our rare earth demonstration plant over the past year. Key accomplishments in 2023 included the issuance of the U.S. Nuclear Regulatory Commission Source Material License in July, followed by the U.S. Department of Energy’s (the “DOE”) National Environmental Policy Act review completion in November – both with a Finding of No Significant Impact. These milestones cleared the way for the DOE’s budget approval to commence onsite construction of the plant in December. Together with our General-Atomics-led project team, we are expecting operation for our rare earth extraction and separation plant to commence in the third quarter of this year.” Mr. Grandey continued, “Brent will remain fully engaged on behalf of the Company until his departure, and we certainly wish him success in his new endeavors.”

The Board has initiated a process to retain Mr. Berg’s successor in the role of President and Chief Executive Officer.

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Rare Element Resources Ltd. is a publicly traded, strategic materials company focused on delivering rare earth products for technology, energy, and defense applications by advancing the Bear Lodge Rare Earth Project in northeast Wyoming. Bear Lodge is a significant mineralized district containing many of the less common, more valuable, critical rare earths that are essential for high-strength permanent magnets, electronics, fiber optics, laser systems for medical technology and defense, as well as technologies like electric vehicles, solar panels, and wind turbines.

General Atomics is a privately held company engaged in the development and production of advanced technology products and systems for the energy and defense sectors. Rare Element Resources’ majority shareholder, Synchron, is an affiliate of General Atomics.

Contact

Rare Element Resources: Please contact Wayne Rich, Chief Financial Officer at +1 720-278-2460 or wrich@rareelementresources.com, for additional information.

Forward-Looking Statements

This news release contains forward-looking statements and information within the meaning of securities legislation in the United States and Canada (collectively, “forward-looking statements”). Except for statements of historical fact, certain information contained herein constitutes forward-looking statements. Forward-looking statements are usually identified by our use of certain terminology, including “will,” “believes,” “may,” “expects,” “should,” “seeks,” “anticipates,” “plans,” “has potential to,” or “intends” (including negative and grammatical variations thereof), or by discussions of strategy or intentions. Such forward-looking statements include statements regarding leadership transition plans, the Company’s proposed demonstration plant, permitting, licensing, construction, and operation of the plant, the plant’s expected utilization of the Company’s proprietary technology, timing matters with respect to the plant, and the use of rare earths in various applications. Factors that could cause actual results to differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this news release include, but are not limited to, the Company’s ability to hire a new President and Chief Executive Officer and obtain and maintain demonstration plant licensing and permits, inflation and supply chain issues, the impact of China’s announced ban on the export of critical materials extraction and separation technology, and other matters discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and our other periodic and current reports filed with the U.S. Securities and Exchange Commission (the “SEC”) and available on www.sec.gov and with the Canadian securities commissions available on www.sedarplus.ca. There can be no assurance that future developments affecting the Company will be those anticipated by management. Please refer to the discussion of these and other uncertainties and risk factors set out in our filings made from time to time with the SEC and the Canadian regulators, including, without limitation, our reports on Form 10-K and Form 10-Q. Any forward-looking statement made by us in this news release is based only on information currently available to us and speaks only as of the date on which it is made. While we may elect to update our forward-looking statements at any time, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.